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                                                                    EXHIBIT 10.5

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of May 19, 2003 (this "Agreement"), between MEHC Investment, Inc., a South Dakota corporation (the "Seller"), MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), and The Williams Companies, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller is the owner of 1,466,667 shares (the "Shares") of 9-7/8% Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Purchaser (the "Preferred Stock"), purchased pursuant to the Stock Purchase Agreement, dated as of March 7, 2002 (the "Purchase Agreement"), by and among the Purchaser, the Seller and MidAmerican;

                  WHEREAS, the Purchaser desires to repurchase the Shares from the Seller and the Seller desires to sell the Shares to the Purchaser; and

                  WHEREAS, the Seller is a wholly owned subsidiary of MidAmerican.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.        PURCHASE AND SALE

                  (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Purchaser's and Seller's respective representations and warranties set forth below, on the Closing Date, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares for an aggregate purchase price of $288,750,000 (the "Purchase Price"). Such sale and purchase shall be effected on the Closing Date by the Seller delivering to the Purchaser the stock certificate evidencing the Shares together with a duly executed stock power, against delivery by the Purchaser to the Seller of the Purchase Price by wire transfer of immediately available United States dollars to such account as the Seller shall designate prior to the Closing Date.

                  (b) The closing of such sale and purchase (the "Closing") shall take place at 10:00 a.m. on the first business day after the satisfaction or waiver of the conditions set forth in Sections 5(c) and 6(c) (provided that if, on the first date that such conditions are satisfied, all necessary consents, waivers, authorizations and approvals are by their express terms irrevocable, then the Closing shall be on such business day thereafter as may be specified by Purchaser to Seller in a notice delivered at least two business days prior to such closing date but in no event

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shall such closing date be later than July 15, 2003), or at such other time as the Purchaser and the Seller shall agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or such other location as the Purchaser and the Seller shall mutually select.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE SELLER AND MIDAMERICAN

                  The Seller and MidAmerican represent and warrant to the Purchaser that:

                  2.1.     Organization, Good Standing, Qualification, Etc.

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Dakota, and it has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. MidAmerican is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and it has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No other action on the part of the Seller or MidAmerican is necessary to authorize the execution, delivery and performance of this Agreement by the Seller or MidAmerican and each of the transactions contemplated hereby.

                  (b) This Agreement constitutes a valid and binding obligation of the Seller and MidAmerican, enforceable against the Seller and MidAmerican in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  (c) The execution and delivery by the Seller and MidAmerican of this Agreement do not, and the fulfillment of the terms hereof by the Seller and MidAmerican will not:

                  (i) require the Seller or MidAmerican or any of their Affiliates to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person the failure of which to obtain, make or give would, individually or in the aggregate, reasonably be expected to delay or prevent the fulfillment of the terms of this Agreement or have a material adverse effect on the assets, properties, business, net income or financial condition of the Seller and its subsidiaries, taken as a whole; or

                  (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, the Seller's or MidAmerican's organizational documents, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligations to which the Seller or MidAmerican or any of their

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                           Affiliates is a party, or any order, judgment, rule
                           or regulation of any Governmental Entity having jurisdiction over the Seller or MidAmerican or any of their Affiliates or over their respective assets, properties or businesses, except for such breaches, defaults, accelerations and terminations that would not, individually or in the aggregate, reasonably be expected to delay or prevent the fulfillment of terms of this Agreement or have a material adverse effect on the assets, properties, business, net income or financial condition of MidAmerican and its subsidiaries, taken as a whole.

                  2.2.     Shares

                  The Seller is the sole beneficial owner of the Shares and owns the Shares free and clear of adverse claims, liens or restrictions on transfer, except as set forth in Section 5.3 of the Purchase Agreement, and, upon delivery of the Shares and payment therefore pursuant hereto, the Purchaser will have acquired all legal and beneficial ownership of the Shares, free and clear of such adverse claims, liens or restrictions on transfer (except as set forth in Section 5.3 of the Purchase Agreement).

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represent and warrant to the Seller as follows:

                  (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and it has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No other action on the part of the Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and each of the transactions contemplated hereby.

                  (b) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  (c) Except as set forth on Schedule 3(c), the execution and delivery by the Purchaser of this Agreement do not, and the fulfillment of the terms hereof by the Purchaser will not:

                  (i) require the Purchaser or any of its Affiliates to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person the failure of which to obtain, make or give would, individually or in the aggregate, reasonably be expected to delay or prevent the fulfillment of the terms of this Agreement or have a material adverse effect on the assets, properties, business, net income or financial condition of the Purchaser and its subsidiaries, taken as a whole; or

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                  (ii)     result in a breach of any of the terms, conditions or
                           provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, the Purchaser's organizational documents, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation to which the Purchaser or any of its Affiliates, is a party, or any order, judgment, rule or regulation of any Governmental Entity having jurisdiction over the Purchaser or any of its Affiliates or over their respective assets, properties or businesses, except for such breaches, defaults, accelerations and terminations that would not, individually or in the aggregate, reasonably be expected to delay or prevent the fulfillment of the terms of this Agreement or have a material adverse effect on the assets, properties, business, net income or financial condition of the Purchaser and its subsidiaries, taken as a whole.

                  (d) The Purchaser has accumulated "earning and profits" as of the taxable year ended December 31, 2002 which, when added to the current "earnings and profits" for the taxable year ended December 31, 2003, will be sufficient in the aggregate to qualify any dividends declared on the Shares through the Closing Date as a "dividend" within the meaning of Section 316(a) of the Internal Revenue Code of 1986, as amended.

                  (e) The Purchaser is and, after giving effect to the purchase of the Shares and the other obligations being incurred in connection with this Agreement, will be "Solvent". As used herein, the term "Solvent" means, as of any date of determination, that (a) the amount of the "present fair saleable value" of the assets of the Purchaser will, as of such date, exceed the amount of all "liabilities" of the Purchaser, "contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors of debtors, (b) the Purchaser will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (c) the Purchaser will be able to pay its debts as they mature, and (d) the Purchaser is not insolvent within the meaning of any applicable requirements of law in the jurisdictions where Purchaser is located or where the transactions contemplated by this Agreement are occurring. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  (f) The Purchaser currently has sufficient immediately available funds in cash or cash equivalents and will on the Closing Date have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

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SECTION 4.        COVENANTS

                  4.1.     Covenants of the Seller and the Purchaser

                  Subject to the terms and conditions of this Agreement, each of the parties shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take or cause to be taken all such necessary or desirable action and execute, deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation.

                  4.2.     Covenants of the Seller

                  After the date hereof and prior to the Closing Date, except as
(i) expressly provided for in this Agreement, or (ii) consented to in writing by the Purchaser, the Seller will not:

                  (i) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Seller set forth in Section 2 becoming untrue, or (B) any of the conditions to the obligations of the Purchaser set forth in Section 5 not being satisfied; or

                  (ii) enter into any agreement or commitment to do any of the foregoing.

                  4.3.     Covenants of the Purchaser

                  (a) After the date hereof and prior to the Closing Date, except as (i) expressly provided for in this Agreement, or (ii) consented to in writing by the Seller, the Purchaser will not:

                  (i) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Purchaser set forth in Section 3 becoming untrue, or (B) any of the conditions to the obligations of the Seller set forth in Section 6 not being satisfied; or

                  (ii) enter into any agreement or commitment to do any of the foregoing.

                  (b) The Purchaser shall use its commercially reasonable efforts to validly obtain all consents, authorizations, waivers and approvals required to be obtained by the Purchaser or its Affiliates to perform its obligations under this Agreement. The Purchaser shall provide the Seller with such current and full updates with respect to the status of such consents, authorizations, waivers and approvals as the Seller may reasonably request from time to time.

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SECTION 5.        CLOSING CONDITIONS OF THE PURCHASER

                  The obligations of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser in accordance with Section 7.4:

                  (a) All representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects (except that the representations and warranties made in Section 2.1(c) and Section 2.2 shall be true and correct in all respects) on and as of the Closing Date as if again made by the Seller on and as of such date.

                  (b) The Seller shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date.

                  (c) The Purchaser shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Seller, certifying that the conditions specified in the foregoing paragraphs (a) and (b) of this Section 5 have been satisfied.

                  (d) The consents, waivers, authorizations and approvals set forth on Schedule 3(c) shall have been obtained and shall be in full force and effect on the Closing Date.

                  (e) No preliminary or permanent injunction or other order issued by any Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity, which declares this Agreement or the Preferred Stock invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby or thereby, shall be in effect; and no action or proceeding before any Governmental Entity shall have been instituted by a Governmental Entity or threatened by any Governmental Entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or the Preferred Stock.

SECTION 6.        CLOSING CONDITIONS OF THE SELLER

                  The obligations of the Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller in accordance with Section 7.4:

                  (a) All representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects (except that the representations and warranties made in Sections 3(c), 3(d) and 3(e) shall be true and correct in all respects and the representations and warranties made in Section 3(f) shall be true and correct in all respects as of the Closing Date) on and as of the Closing Date as if again made by the Purchaser on and as of such date.

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                  (b)      The Purchaser shall have performed in all material
respects all obligations required under this Agreement to be performed by it on or before the Closing Date.

                  (c)      To the extent that the agreements set forth on
Schedule 3(c) have not been terminated and have no further force and effect as of the Closing Date (as demonstrated by evidence reasonably satisfactory to Seller and MidAmerican), the consents, waivers, authorizations and approvals set forth on Schedule 3(c), except for the consent required under the transaction described in paragraph 6 of such Schedule, shall have been validly obtained and shall be in full force and effect on the Closing Date.

                  (d) The Seller shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Purchaser, certifying that the conditions specified in the foregoing paragraphs (a), (b) and (c) of this Section 6 have been satisfied.

                  (e) The Seller shall have received the opinion of White & Case, LLP, dated the Closing Date and addressed to the Seller, in form and substance reasonably satisfactory to the Seller, that, to the extent that the agreements set forth in Schedule 3(c) have not been terminated and have no further force and effect as of the Closing Date, the execution, delivery and performance by the Purchaser of this Agreement does not violate the agreements set forth on Schedule 3(c), with the exception of the agreement listed in paragraph 6 of Schedule 3(c).

                  (f) (A) If the Closing Date occurs on or prior to July 1, 2003, then (i) at least ten days prior to the dividend payment date and before seeking any of the third party consents required to consummate the transactions contemplated hereby, the Purchaser shall have declared the regular quarterly dividend on the Preferred Stock for the period ending June 30, 2003 and it shall be payable on the earlier of the Closing Date or July 1, 2003 to holders of record of the Shares on May 19, 2003 and (ii) such dividend shall have been paid to such record holder on or prior to the Closing Date; provided that, if the Closing Date occurs before July 1, 2003, then the Purchaser shall only be required to have paid a dividend on the Shares in an aggregate amount equal to the product of the regular quarterly dividend amount of $6,789,062.50 multiplied by a fraction the numerator of which is the number of days elapsed in the second quarter of 2003 from and including April 1, 2003 through the day preceding the Closing Date and the denominator of which is 90; or (B) if the Closing Date occurs after July 1, 2003, then (i) the Purchaser shall have declared and paid the regular quarterly dividend on the Preferred Stock for the period ended June 30, 2003, (ii) at least ten days prior to the Closing Date the Purchaser shall have declared the regular quarterly dividend on the Preferred Stock for the period ending September 30, 2003 and it shall be payable on the Closing Date to holders of record of the Shares on May 19, 2003 and (iii) such dividend shall have been paid to such record holder on or prior to the Closing Date; provided that the Purchaser shall only be required to have paid a dividend on the Shares in an amount equal to the product of the regular quarterly dividend amount of $6,789,062.50 multiplied by a fraction the numerator of which is the number of days elapsed in the third quarter of 2003 from and including July 1, 2003 through the day preceding the Closing Date and the denominator of which is 90.

                  (g) No preliminary or permanent injunction or other order issued by any Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or

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enacted by any Governmental Entity, which declares this Agreement or the
Preferred Stock invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby or thereby, shall be in effect; and no action or proceeding before any Governmental Entity shall have been instituted by a Governmental Entity or threatened by any Governmental Entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of the Transaction Documents or the Preferred Stock.

SECTION 7.        TERMINATION, AMENDMENT AND WAIVER

                  7.1.     Termination

                  (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (i) by mutual written consent of the Seller and the Purchaser;

                  (ii) by the Seller, in the event that the Purchaser fails to comply with any of its covenants or agreements contained herein, or breaches its representations and warranties contained herein, such failure to comply or breach, if curable, is not cured within five business days after receipt by the Purchaser of notice specifying particularly such failure to comply or breach, and such failure to comply or breach would result in the failure to satisfy the conditions set forth in Sections 6(a), 6(b), 6(c) and/or 6(f) on or before July 15, 2003;

                  (iii) by the Purchaser, in the event that the Seller fails to comply with any of its covenants or agreements contained herein, or breaches its representations and warranties contained herein, such failure to comply or breach, if curable, is not cured within five business days after receipt by the Seller of notice specifying particularly such failure to comply or breach, and such failure to comply or breach would result in a failure to satisfy the conditions set forth in Section 5(a) and/or 5(b) on or before July 15, 2003;

                  (iv) by the Seller or the Purchaser, in the event that a Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement and which is not subject to appeal;

                  (b) This Agreement shall terminate automatically if the Closing Date has not occurred by July 15, 2003.

                  7.2.     Effect of Termination

                  In the event of termination and abandonment of this Agreement pursuant to Section 7.1(a), written notice thereof shall forthwith be given to the other party hereto and this

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Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Seller or the Purchaser. If (x) this Agreement is terminated as provided herein by the Seller pursuant to Section 7.1(a)(ii) or (y) this Agreement is terminated pursuant to Section 7.1(b) and, on July 15, 2003, all consents, waivers, authorizations and approvals set forth on Schedule 3(c) have not been obtained or are not in full force and effect or the failure to consummate the transaction on or prior to July 15, 2003 was otherwise not due solely to a failure of the conditions set forth in Section 5(a), Section 5(b) or Section 5(c) to be satisfied, then the Purchaser shall pay the Seller a cash termination fee (the "Termination Fee") of $13,750,000, payable within three business days of the date of the termination of this Agreement. If (x) this Agreement is terminated as provided herein by the Purchaser pursuant to Section 7.1(a)(iii) or (y) this Agreement is terminated pursuant to Section 7.1(b) and, on July 15, 2003, all consents, waivers, authorizations and approvals set forth on Schedule 3(c) have been validly obtained and are in full force and effect and the failure to consummate the closing on or prior to July 15, 2003 was due solely to a failure of the conditions set forth in Section 5(a), 5(b) or 5(c), then the Seller shall pay the Purchaser a cash termination fee (the "Seller Fee") of $13,750,000, payable within three business days of the date of such termination of this Agreement. If this Agreement is otherwise terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement. Notwithstanding the foregoing, no termination of this Agreement pursuant to this Section 7 shall relieve any party of liability for misrepresentation or breach of any provision of this Agreement occurring before such termination, provided that (x) the sole liability of the Purchaser for any breach or misrepresentation by it hereunder upon termination of this Agreement shall be the payment of the Termination Fee and (y) the sole liability of the Seller or the Guarantor for any breach or misrepresentation hereunder upon termination of this Agreement shall be the payment of the Seller Fee.

                  7.3.     Amendment

                  This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

                                       9
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                  7.4.     Waiver

                  The Purchaser or the Seller may, by written notice to the other party (i) extend the time for the performance of any of the obligations or other actions of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any documents delivered pursuant to this Agreement by the other party, (iii) waive compliance with any of the covenants of the other party contained in this Agreement, (iv) waive performance of any of the obligations of the other party or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement or in any documents delivered pursuant to this Agreement by the other party. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.

SECTION 8.        INTERPRETATION OF THIS AGREEMENT

                  8.1.     Certain Terms Defined

                  As used in this Agreement, the following terms have the respective meanings set forth below:

                  Affiliate: shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  Governmental Entity: shall mean any U.S. or non-U.S. (a) federal, state, county, local or municipal governmental, administrative or regulatory authority, agency, commission, tribunal, body or political subdivision thereof, (b) other governmental, quasi-governmental, regulatory or self-regulatory entity, (c) court or administrative tribunal, or (d) arbitration tribunal or other non-Governmental Entity with applicable jurisdiction.

                  Person: shall mean an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), and a Governmental Entity.

                  8.2.     Governing Law

                  This Agreement shall be governed by and construed in accordance with the internal and substantive laws of New York and without regard to any conflicts of laws concepts, which would apply the substantive law of some other jurisdiction.

                  8.3.     Paragraph and Section Headings

                  The headings of the sections and subsections and any table of contents of this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or provision hereof.

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SECTION 9.        SURVIVAL

                  The respective representations and warranties of the parties hereto contained herein or in any certificates or other documents delivered pursuant to this Agreement on the Closing shall survive the Closing.

SECTION 10.       MISCELLANEOUS

                  10.1. Notices

                  (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly made or delivered, if delivered personally or sent by overnight courier or facsimile (with evidence of confirmation of receipt), in each case to the parties at the following addresses:

                  (1)    if to the Seller:

                         MEHC Investment, Inc.
                         C/o MidAmerican Capital
                         335 Sioux Point Road
                         Suite 100
                         Dakota Dunes, SD 57049

                         Attention:  Dennis Melstad
                         Facsimile:  (605) 232-5925

                         With a copy to:

                         MidAmerican Energy Holdings Company
                         320 South 36th St.
                         Suite 400
                         Omaha, NE  68131

                         Attention:  Douglas L. Anderson, Esq.
                         Facsimile: (402) 231-1658

                         With a copy to:

                         Willkie Farr & Gallagher
                         787 Seventh Avenue
                         New York, New York 10019-6009

                         Attention: Peter J. Hanlon, Esq. / William N. Dye, Esq.
                         Facsimile: (212) 728-8111

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                  (2)    if to the Purchaser:

                         The Williams Companies, Inc.
                         One Williams Center
                         Tulsa, Oklahoma 74172

                         Attention: Debbie Fleming
                         Facsimile: (918) 573-2065

                         With a copy to:

                         The Williams Companies, Inc.
                         One Williams Center
                         Tulsa, Oklahoma 74172

                         Attention: James J. Bender, Esq.
                         Facsimile: (918) 573-5942

                         With a copy to:

                         White & Case LLP
                         1155 Avenue of the Americas
                         New York, New York 10036

                         Attention:  David E. Joyce
                         Facsimile:  (212) 354-8113

or such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 10.1 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.1.

                  10.2.    Expenses

                  All legal, accounting, financial advisory and other fees, costs and expenses of a party hereto incurred in connection with this Agreement and the performance of the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

                  10.3.    Publicity

                  On or prior to the Closing Date, neither party shall, nor shall it permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto. Notwithstanding the foregoing, in the event any such press release or announcement is required (in the reasonable judgment of either party after consulting with outside counsel experienced in such matters) by law or stock exchange rule to be made by the

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

party proposing to issue the same, such party shall use its reasonable best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

                  10.4.    Confidentiality

                  The Seller and MidAmerican agree to keep the material non-public information with respect to the Purchaser and its subsidiaries provided to Seller or MidAmerican in connection with the transactions contemplated by this Agreement (the "Confidential Information") strictly confidential and not to disclose any of it to anyone without the prior written consent of the Purchaser, provided that the Seller and MidAmerican may disclose such information to (a) the Seller's or MidAmerican's auditors, accountants, attorneys and other professional advisors in connection with such auditors', accountants', attorneys' and advisors' performance of professional services for the Seller, if the Seller or MidAmerican (i) advises such auditors, accountants, attorneys and advisors, as the case may be, of the confidential nature of such Confidential Information and (ii) imposes on such auditors, accountants, attorneys and advisors (or they are otherwise subject to) confidentiality obligations in respect of the Confidential Information comparable to those which MidAmerican ordinarily imposes with respect to its own confidential information, and (b) to any regulatory authorities or examiners or any rating agencies in connection with their supervision, examination or ratings of the Seller or MidAmerican or any affiliate thereof or as required in any reports filed by the Seller or such affiliate with such regulatory authorities or as may otherwise be required by applicable laws. The confidentiality obligations imposed by the foregoing sentence shall not apply, or shall cease to apply, to any such information (a) which was or becomes generally available to the public other than as a result of a disclosure by the Seller or MidAmerican (or any of their respective employees, officers, directors, representatives, agents or advisors) in violation of the terms of this Agreement, (b) which was available, or becomes available, to the Seller or MidAmerican on a non-confidential basis prior to its disclosure by the Purchaser or (c) becomes known to the Seller or MidAmerican from a source other than the Purchaser under circumstances not involving a breach known to the Seller or MidAmerican of a confidentiality obligation of such source to the Purchaser. The obligations of Seller and MidAmerican under this Section 10.4 shall terminate on, and be of no further effect from and after, the first anniversary of the date of this Agreement.

                  10.5.    Submission to Jurisdiction

                  With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement or the transactions contemplated hereby, the Seller and the Purchaser each hereby submit to the exclusive jurisdiction of any state or federal court sitting in the State of New York and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

                  10.6.    Successors and Assigns

                  The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party hereto may assign its rights or obligations under this Agreement or designate another

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

person (i) to perform all or part of its obligations under this Agreement or
(ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party.

                  10.7. Entire Agreement

                  This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into the final executed versions of this Agreement.

                  10.8. Severability

                  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  10.9. Counterparts

                  Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of the Seller or the Purchaser, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  10.10. Guarantee

                  MidAmerican guarantees performance by the Seller of the Seller's obligations under this Agreement.

                  10.11. Indemnity.

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

                  From and after the Closing Date, notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Seller or MidAmerican or of any knowledge or information that the Seller or MidAmerican may have, the Purchaser shall indemnify and agree to defend, save and hold the Seller and MidAmerican and their officers, directors, employees, agents and affiliates (collectively, the "INDEMNIFIED PARTIES") harmless if any such Indemnified Party shall at any time or from time to time suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, Tax, expense (including reasonable attorneys', consultants' and experts' fees), claim or cause of action (each, a "LOSS") arising out of, relating to, or resulting from any failure by Purchaser to obtain or maintain in full force and effect any consent, waiver, authorization or approval relating to the agreements described in paragraph 6 of
Schedule 3(c) and/or any related cross-defaults. Without limiting the foregoing, the Indemnified Parties shall have the right, but not the obligation, to participate at Purchaser's expense in the defense of any claim or action by counsel of the Indemnified Party's choice and to have their reasonable expenses in connection therewith promptly reimbursed by Purchaser and shall in any event use their reasonable best efforts to cooperate with and assist the Purchaser. If the Purchaser fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Parties shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Parties shall be entitled to recover the entire cost thereof from the Purchaser, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

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

                  IN WITNESS WHEREOF, the Seller, the Purchaser and MidAmerican have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     THE WILLIAMS COMPANIES, INC.

                                     By: /s/ Donald R. Chappell
                                         ------------------------------------
                                         Name: Donald R. Chappell
                                         Title: Senior Vice President and CFO

                                     MEHC INVESTMENT, INC.

                                     By: /s/Douglas L. Anderson
                                         ------------------------------------
                                         Name: Douglas L. Anderson
                                         Title: Vice President

                                     MIDAMERICAN ENERGY HOLDINGS COMPANY.

                                     By: /s/ Douglas L. Anderson
                                         ------------------------------------
                                         Name: Douglas L. Anderson
                                         Title: Senior Vice President

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